UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 23, 2016

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.
Termination of a Material Definitive Agreement.

On November 23, 2016, Opexa Therapeutics, Inc. (the “Company”) received notice from Ares Trading S.A. (“Merck Serono”), a wholly owned subsidiary of Merck Serono S.A., that Merck Serono would not be exercising its option (the “Option”) to acquire the exclusive, worldwide (excluding Japan) license to the Company’s Tcelna program for the treatment of multiple sclerosis (“MS”) granted to Merck Serono under the Option and License Agreement dated February 4, 2013, as amended, by and between the Company and Merck Serono (the “Agreement”). As a result of receiving the notice from Merck Serono, the Agreement automatically expired upon receipt. As previously announced on October 28, 2016, the Company’s Phase IIb Abili-T clinical trial designed to evaluate the efficacy and safety of Tcelna (imilecleucel-T) in patients with secondary progressive MS did not meet its primary or secondary endpoints.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 25, 2016	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer

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